CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this proxy statement.





Arthur Andersen LLP

Salt Lake City, Utah
October 26, 2001